                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 THE PANTRY, INC.


  The Pantry, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies the following:

  1. The name of the Corporation is "The Pantry, Inc." and the name under which the Corporation was originally incorporated is "Montrose Pantry Acquisition Corporation." The date of filing of its original Certificate of Incorporation with the Secretary of State was July 13, 1987.

  2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation. The text of the Certificate of Incorporation as amended or supplemented heretofore and as further amended hereby shall read as herein set forth in full:

                                 I.

      The name of the Corporation is THE PANTRY, INC.

                                 II.

      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 III.

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 IV.

      A. The Corporation shall have the authority to issue Three Hundred Thousand shares of common stock with the par value of one cent ($0.01) per share.

     B. The Corporation shall also have the authority to issue One Hundred and Fifty Thousand shares of preferred stock with a par value of one cent ($0.01) per share in one or more series with such preferences, limitations and relative rights as may be determined by the board of directors prior to the issuance of such stock.

                                 V.

     A director of the Corporation shall not be personally liable for monetary damages for breach of his duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

                                 VI.

     A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph B. hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     B.  Right of Claimant to Bring Suit. If a claim under paragraph A. of this
     Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                 VII.

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

                                 VIII.

     Section 203 of the Delaware General Corporation Law shall not be applicable to the Corporation.

                                 IX.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon the stockholders hereunder granted and subject to this reservation.


  4. This Restated Certificate of Incorporation was duly approved by the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the said The Pantry, Inc. has caused this certificate to be signed by Eugene B. Horne, Jr., its President and attested by Mark W. King, Secretary, this 5th day of August, 1994.


                                     THE PANTRY, INC.

                                     /s/ Eugene B. Horne, Jr.
                                     -------------------------------
ATTEST:                              Eugene B. Horne, Jr., President

/s/ Mark C. King
-------------------------
Mark C. King, Secretary

                         CERTIFICATE OF DESIGNATION OF
                               PREFERENCES OF THE
                            SERIES A PREFERRED STOCK
                              OF THE PANTRY, INC.

--------------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                               State of Delaware

--------------------------------------------------------------------------------


          The undersigned, W. Clay Hamner, does hereby certify as follows:

          A. That W. Clay Hamner is, and at all times herein mentioned was, the duly elected and acting Chairman and Chief Executive Officer of The Pantry, Inc., a Delaware corporation (the "Corporation").

          B. That the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board"):

          RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, designated as "Series A Preferred Stock", which series shall consist of Fifty Thousand (50,000) shares, $0.01 par value per share. In addition to those set forth in the Certificate of Incorporation of the Corporation, the shares of Series A Preferred Stock shall have the powers and preferences, the participating, optional or other special rights, and the qualifications, limitations or restrictions set forth below:

          1.   Definitions.  As used in this resolution, the following terms
               -----------
shall have the meanings indicated:

               (a) "Board" shall mean the Board of Directors of the Corporation.

               (b) "Common Stock" shall mean the Common Stock, $0.01 par value, per share issued or to be issued by the Corporation.

               (c) "Corporation" shall mean The Pantry, Inc.

               (d) "Original Issue Date" shall mean the date of the original issuance of any shares of Series A Preferred Stock.

          (e) "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.01 par value per share, issued or to be issued by the Corporation.

          (f) "Subsidiary" shall mean any corporation at least fifty percent (50%) of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation, or by one or more Subsidiaries of the Corporation.

          2.   Dividends.
               ---------

               (a) The holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative dividends in an amount equal to Sixty Dollars ($60.00) per share per semi-annual calendar period, plus an amount determined by applying a twelve percent (12%) annual rate compounded semi-annually to any accrued but unpaid dividend amount from the last day of the semi-annual calendar period when such dividend accrues to the actual date of payment of such dividend, and no more. Such dividends on the outstanding shares of Series A Preferred Stock shall be payable at such intervals as the Board may from time to time determine (each of such dates being a "dividend payment date") to the persons who are holders of record of outstanding shares of Series A Preferred Stock on the respective dividend payment dates. Each of such semi-annual dividends (whether payable in cash or in stock) shall be fully cumulative and shall accrue from day to day (whether or not declared) from the first (1st) day of each semi-annual calendar period in which such dividend may be payable as herein provided, except that with respect to the first semi-annual calendar dividend, such dividend shall accrue from the Original Issue Date. Dividends, when, as and if declared, may, at the discretion of the Board, be payable in cash or by issuing additional shares, including fractional shares, of Series A Preferred Stock to the holders of record of outstanding shares of Series A Preferred Stock, at the rate of one share for each One Thousand Dollars ($1,000.00) of dividend, and the issuance of such additional shares shall constitute full payment of such dividends, with all holders entitled to receive the same proportions of cash and shares of Series A Preferred Stock if a dividend is payable in cash and shares or Series A Preferred Stock. No dividend shall be declared, set aside or paid to holders of any of the outstanding shares of the capital stock of the Corporation, including without limitation, any outstanding shares of Common Stock, unless at the same time a dividend in an amount equal to all accrued but unpaid dividends as set forth above is declared and paid to the holders of outstanding shares of Series A Preferred Stock.

               (b) All dividends paid with respect to the outstanding shares of Series A Preferred Stock pursuant to subparagraph 2(a) shall be paid pro rata to the holders entitled thereto.

               (c) Holders of outstanding fractional shares of Series A Preferred Stock shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock pursuant to subparagraph 2(a), and all of such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in subparagraph 2(a).

                                      2.

          3.   Liquidation Rights of Series A Preferred Stock.
               ----------------------------------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the outstanding shares of Common Stock, an amount equal to One Thousand Dollars ($1,000.00) per share of Series A Preferred Stock then outstanding, plus all accrued but unpaid dividends thereon to the date fixed for liquidation (whether or not declared), and no more. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the outstanding shares of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock based on the full preferential amounts for the number of outstanding shares of Series A Preferred Stock held by each holder.

               (b) After the payment or setting apart of the payment to the holders of outstanding shares of Series A Preferred Stock of the preferential amounts aforesaid, the holders of outstanding shares of Common Stock, after payment or setting apart of any payments to outstanding shares of preferred stock which are junior to the Series A Preferred Stock, shall be entitled to receive ratably all the remaining assets of the Corporation.

               (c) A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph 3 unless such consolidation, merger or sale shall be in connection with a dissolution or winding up of the Corporation.

               (d) The payment of preferential amounts pursuant to this paragraph 3 with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the preferential amount payable with respect to each outstanding share of Series A Preferred Stock.

          4.   Voluntary Redemption by the Corporation.
               ---------------------------------------

               (a) The Corporation, at the option of the Board, may at any time or from time to time redeem the outstanding shares of Series A Preferred Stock in whole or in part from any source of funds legally available therefor.

               (b) The redemption price for each outstanding share of Series A Preferred Stock shall be One Thousand Dollars ($1,000.00) plus an amount in cash equal to all accrued but unpaid dividends to the date of such redemption (whether or not declared) (the "Redemption Price").

                                      3.

          (c) In the event of a redemption of only a part of the outstanding shares of Series A Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of outstanding shares of Series A Preferred Stock.

          (d) At least ten (10) days and not more than sixty (60) days prior to the date fixed for any redemption of the outstanding shares of Series A Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice" and the Series A Preferred Stock referenced in such Redemption Notice shall be referred to herein as the "Redeemed Stock") shall be mailed, postage prepaid, to each holder of record of the outstanding shares of Redeemed Stock at his or her post office address last shown on the records of the Corporation. The Redemption Notice shall state:

           (i) Whether all or less than all the outstanding shares of the Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

           (ii) The number of outstanding shares of Redeemed Stock held by the holder which the Corporation intends to redeem;

           (ii) The Redemption Date and Redemption Price; and

           (iv) That the holder is to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the outstanding shares of Redeemed Stock to be redeemed.

          (e) On or before the Redemption Date, each holder of outstanding shares of Redeemed Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by any such certificate or certificates are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares.

          (f) On or prior to the Redemption Date, the Company shall set apart, as a sinking fund, a sum equal to the Redemption Price of all of the outstanding shares of Redeemed Stock, with irrevocable instructions and authority to the appropriate officers of the Corporation to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificate or certificates. The establishment of the sinking fund shall constitute full payment of the shares to the holders thereof, and from and after the date of the establishment of such sinking fund, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive payment of the Redemption Price of the shares, without interest, upon surrender of their certificate or certificates therefor. Any monies so set apart and unclaimed at the end of one (1) year from

                                      4.

the Redemption Date shall no longer be set aside as a sinking fund and shall become unallocated assets of the Corporation.

          5.   Voting Rights.  Except as otherwise expressly provided herein or
               -------------
as required under Delaware law, shares of Series A Preferred Stock (a) shall not be entitled to vote on any matter coming for a vote before the stockholders of the Corporation and (b) shall not be included in determining the number of shares voting or entitled to vote on any such matters.

          6.   Exchange.
               --------

               (a) Subject to the limitation set forth in this subparagraph 6(a), the Corporation, at its sole option, may require the outstanding shares of Series A Preferred Stock, including fractional shares thereof, to be exchanged, which exchange may be accomplished in whole or from time to time in part, on any dividend payment date (as described in subparagraph 2(a) hereof), for junior subordinated notes due 2005 of the Corporation paying interest semi-annually at a rate equal to twelve percent (12%) per annum (the "Notes"). The Notes shall be subject to mandatory redemption of the entire principal amount of each such Note on the date which is ten (10) years from Original Issue Date. No such exchange may be required by the Corporation unless all accrued but unpaid dividends (whether or not declared) on the outstanding shares of Series A Preferred Stock (whether or not such shares of Series A Preferred Stock are required to be exchanged) have been paid or will be paid concurrently with the exchange. The Notes may contain such subordination provisions as may be authorized by the Board.

               (b) The Corporation shall effect the exchange it is permitted to require under subparagraph 6(a) pro rata according to the number of shares held by each holder of outstanding shares of Series A Preferred Stock. Holders of outstanding shares of Series A Preferred Stock which are required to be exchanged will be entitled to receive One Thousand Dollars ($1,000.00) principal amount of the Notes in exchange for each outstanding share of Series A Preferred Stock (with appropriate adjustments for fractional shares) held by them which is required to be exchanged (the "Exchange Price"). Following any such exchange, the rights of holders of outstanding shares of Series A Preferred Stock as stockholders of the Corporation shall cease with respect to those outstanding shares of Series A Preferred Stock which are to be exchanged (except the right to receive on the date of exchange an amount equal to the amount of accrued and unpaid dividends to the date of exchange on the shares which are required to be exchanged), and the person or persons entitled to receive the Notes issuable upon exchange shall be treated, with respect to such Notes, for all purposes as the holder of such Notes.

               (c) At least ten (10) days and not more than sixty (60) days prior to the date fixed for any exchange of the outstanding shares of Series A Preferred Stock (the "Exchange Date"), written notice (the "Exchange Notice" and the Series A Preferred Stock referenced in such Exchange Notice shall be referred to herein as the "Exchanged Stock") shall be mailed, postage prepaid, to each holder of record of the outstanding shares of Exchanged Stock at his or her post office address last shown on the records of the Corporation. The Exchange Notice shall state:

                                      5.

           (i) The percentage of the outstanding shares of the Series A Preferred Stock which are being required to be exchanged;

           (ii) The number of outstanding shares of Exchanged Stock held by the holder which the Corporation intends to exchange;

           (ii) The Exchange Date and Exchange Price; and

           (iv) That the holder is to surrender to the Corporation, in the manner and at the place designated, his or her certificate or certificates representing the outstanding shares of Exchanged Stock to be exchanged.

          (d) On or before the Exchange Date, each holder of outstanding shares of Exchanged Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Exchange Notice, and thereupon the Exchange Price for such shares shall be delivered to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. The shares to be exchanged shall be deemed to be no longer outstanding from and after the Exchange Date and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive the Exchange Price upon surrender of their certificate or certificates therefor. In the event less than all of the shares represented by any such certificate or certificates are exchanged, a new certificate or certificates shall be issued representing the unexchanged shares.

          7.   Restrictions and Limitations.
               ----------------------------

          (a) The Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock:

           (i) Change or alter, in a manner so as to affect adversely, the exchange, dividend, liquidation, voting or redemption rights or obligations of the holders of outstanding shares of Series A Preferred Stock provided for herein; or

            (ii) Amend this paragraph 7(a).

          (b) Except as otherwise expressly provided in this paragraph 7, any changes or amendments to the powers, preferences, and relative, participating, optional or other special rights, or the qualifications, limitations or restrictions thereof, with respect to the outstanding shares of Series A Preferred Stock may be made in accordance with applicable law.

                                      6.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Preferences of the Series A Preferred Stock of the Corporation to be signed by its duly authorized officer this 29/th/ day of November, 1995.



                                       /s/ W. Clay Hamner
                                       ------------------
                                       W. Clay Hamner,
                                       Chairman and Chief Executive Officer


NORTH CAROLINA

DURHAM COUNTY

          I, Susan Calloway Posg, a Notary Public of the aforesaid County and State, do hereby certify that W. Clay Hamner personally appeared before me this day and acknowledged that he is the Chairman and Chief Executive Officer of The Pantry, Inc., a Delaware corporation, and that by authority duly given and as an act of the Corporation, the foregoing instrument was signed in its name by its Chairman and Chief Executive Officer, and sealed with its common corporate seal.

          Witness my hand and notarial seal this 29/th/ day of November, 1995.


                              /s/ Susan Calloway Posg
                              ------------------------------------------
                              Notary Public


[seal]
My Commission Expires

        11/20/99
--------------------------------

                                      7.

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                            SERIES A PREFERRED STOCK
                                       OF
                                THE PANTRY, INC.



          The Pantry, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:    That the Board of Directors of the Company (the "Board")
          -----
adopted resolutions proposing and declaring advisable each of the amendments to the Company's Certificate of Designation of the Series A Preferred Stock filed with the Delaware Secretary of State on November 30, 1995 at 12:40 p.m. with respect to its Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), set forth below, and that such amendments were approved by a majority of the holders of the Series A Preferred Stock and notice was provided to such holders pursuant to the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

          SECOND:   A new definition shall be added to Section 1 as follows:
          ------

               (g) "Series B Preferred Stock" shall mean the Series B Preferred Stock, $0.01 par value per share, issued or to be issued by the Corporation.

          THIRD:    The last sentence of Section 2(a) shall be deleted and
          -----
replaced with the following:

               Except with respect to the declaration, set aside or payment of a dividend to the holders of outstanding shares of Series B Preferred Stock, no dividend shall be declared, set aside or paid to holders of any of the outstanding shares of the capital stock of the Corporation, including without limitation, any outstanding shares of Common Stock, unless at the same time a dividend in an amount equal to all accrued but unpaid dividends as set forth above is declared and paid to the holders of outstanding shares of Series A Preferred Stock.

          FOURTH:   A new clause (g) shall be added to Section 4 as follows:
          ------

               Notwithstanding anything contained in this Section 4 top the contrary, the Company shall not redeem any shares of Series A Preferred Stock unless and until all accrued dividends due on shares of Series B Preferred Stock, if any, have been paid in full.

          FIFTH:    That the aforesaid amendment was duly adopted in accordance
          -----
with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed this 26th day of December, 1996.


                                       THE PANTRY, INC.,
                                       a Delaware corporation

                                       /s/ Peter J. Sodini
                                       ---------------------------------------
                                       Peter J. Sodini
                                       Chief Executive Officer

                                      2.

                         CERTIFICATE OF DESIGNATION OF
                               PREFERENCES OF THE
                            SERIES B PREFERRED STOCK
                              OF THE PANTRY, INC.
                        ------------------------------

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                               State of Delaware
                        ------------------------------

          The undersigned, Peter J. Sodini and Mark C. King, do hereby certify as follows:

          A. That Peter J. Sodini is, and at all times herein mentioned was, the duly elected and acting Chief Executive Officer of The Pantry, Inc., a Delaware corporation (the "Corporation"), and that Mark C. King is, and at all times herein mentioned was, the duly elected and acting Secretary of the Corporation.

          B. That the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board"):

          RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, designated as "Series B Preferred Stock", which series shall consist of Twenty Five Thousand (25,000) shares, $0.01 par value per share. In addition to those set forth in the Certificate of Incorporation of the Corporation, the shares of Series B Preferred Stock shall have the powers and preferences, the participating, optional or other special rights, and the qualifications, limitations or restrictions set forth below:

     1.   Definitions.  As used in this resolution, the following terms
          -----------
shall have the meanings indicated:

          (a) "Board" shall mean the Board of Directors of the Corporation.

          (b) "Common Stock" shall mean the Common Stock, $0.01 par value, per share issued or to be issued by the Corporation.

          (c) "Corporation" shall mean The Pantry, Inc.

          (d) "Liquidation Event" shall mean any transaction or series of related transactions that result in the sale of fifty percent (50%) or more of the capital stock of the Corporation or of all or substantially all of the assets thereof and any merger, consolidation or similar transaction.

          (e) "Original Issue Date" shall mean the date of the original issuance of any shares of Series B Preferred Stock.

          (f) "Series A Certificate" shall mean the Certificate of Designation of Preferences of the Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on November 30, 1995.

          (g) "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.01 par value per share, issued by the Corporation pursuant to the Series A Certificate.

          (h) "Series B Preferred Stock" shall mean the Series B Preferred Stock, $0.01 par value per share, issued or to be issued by the Corporation.


     2.   Dividends.
          ---------

          (a) The holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative dividends in an amount equal to Thirty-Two Dollars and Fifty Cents ($32.50) per share per quarterly period, plus an amount determined by applying a thirteen percent (13%) annual rate compounded quarterly to any accrued but unpaid dividend amount from the last day of the quarterly period when such dividend accrues to the actual date of payment of such dividend, and no more. Such dividends on the outstanding shares of Series B Preferred Stock shall be payable at such intervals as the Board may from time to time determine (each of such dates being a "dividend payment date") to the persons who are holders of record of outstanding shares of Series B Preferred Stock on each of the respective dividend payment dates. Each of such quarterly dividends shall be fully cumulative and shall accrue from day to day (whether or not declared) from the first (1st) day of each quarterly period in which such dividend may be payable as herein provided, except that with respect to the first quarterly dividend due on the Series B Preferred Stock, such dividend shall accrue from the Original Issue Date. Dividends, when, as and if declared, may, at the discretion of the Board, be payable in cash or by issuing additional shares, including fractional shares, of Series B Preferred Stock to the holders of record of outstanding shares of Series B Preferred Stock, at the rate of one share for each One Thousand Dollars ($1,000) of dividend, and the issuance of such additional shares shall constitute full payment of such dividends, with all holders entitled to receive the same proportions of cash and shares of Series B Preferred Stock if a dividend is payable in cash and shares or Series B Preferred Stock. No dividend shall be declared, set aside or paid to holders of any of the outstanding shares of the capital stock of the Corporation, including without limitation, any outstanding shares of Series A Preferred Stock or Common Stock, unless at the same time a dividend in an amount equal to all accrued but unpaid dividends as set forth above is declared and paid to the holders of outstanding shares of Series B Preferred Stock.

          (b) All dividends paid with respect to the outstanding shares of Series B Preferred Stock pursuant to subparagraph 2(a) shall be paid pro rata to the holders entitled thereto.

          (c) Holders of outstanding fractional shares of Series B Preferred Stock shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series B Preferred Stock pursuant to subparagraph 2(a), and all of such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in subparagraph 2(a).

     3.   Liquidation Rights of Series B Preferred Stock.
          ----------------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series B Preferred Stock, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the outstanding shares of any other class or series of the Corporation's capital stock, including without limitation, shares of Series A Preferred Stock and of Common Stock, an amount equal to One Thousand Dollars ($1,000) per share of Series B Preferred Stock then outstanding, plus all accrued but unpaid dividends thereon to the date fixed for liquidation (whether or not declared), and no more. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the outstanding shares of Series B Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of outstanding shares of Series B Preferred Stock based on the full preferential amounts for the number of outstanding shares of Series B Preferred Stock held by each holder.

          (b) After the payment or setting apart of the payment to the holders of outstanding shares of Series B Preferred Stock of the preferential amounts aforesaid, the holders of outstanding shares of any other class or series of the capital stock of the Corporation shall be entitled to receive the remaining assets of the Corporation ratably, in order of seniority thereof.

          (c) Following a Liquidation Event, the holder of a majority of the outstanding shares of Series B Preferred Stock may, in the discretion thereof, deem such Liquidation Event a liquidation, dissolution or winding up of the Corporation that triggers the rights of such holders, as further set forth in
Section 3(a) above.

          (d) The payment of preferential amounts pursuant to this paragraph 3 with respect to each outstanding fractional share of Series B Preferred Stock shall be equal to a ratably proportionate amount of the preferential amount payable with respect to each outstanding share of Series B Preferred Stock.

     4.   Voting Rights.  At all meetings of the stockholders of the
          -------------
Corporation and in the case of any actions of stockholders in lieu of a meeting, each holder of shares of Series B Preferred Stock shall be entitled to ten (10) votes per share of Series B Stock held thereby. Except as otherwise expressly provided in Section 5 below or as required by law, the holders of Common Stock and Series B Preferred Stock shall vote together as a single class in accordance with the preceding sentence, and neither the Common Stock nor the Series B Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by stockholders of the Corporation.

     5.   Restrictions and Limitations.
          ----------------------------

          (a) The Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class:

              (i) Issue any securities with equal or superior rights with respect to dividends or liquidation preference;

              (ii) Repurchase any shares of, make any dividend or distribution to, or any reclassification with respect to any of the Corporation's outstanding shares of capital stock, except that no such vote shall be required with respect to any such action taken in accordance with the Series A Certificate with respect to shares of Series A Preferred Stock;

              (iii) Amend or modify the Corporation's Articles of Incorporation or Bylaws so as to adversely affect the relative rights, preferences, qualification, limitations or restrictions or the Series B Preferred Stock; and

               (iv) Amend this paragraph 5(a).

          (b) Except as otherwise expressly provided in this paragraph 5, any changes or amendments to the powers, preferences, and relative, participating, optional or other special rights, or the qualifications, limitations or restrictions thereof, with respect to the outstanding shares of Series B Preferred Stock may be made in accordance with applicable law.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Preferences of the Series B Preferred Stock of the Corporation to be signed and attested by its duly authorized officers this 26th day of December, 1996.


                                    /s/ Peter J. Sodini
                                    ---------------------------
                                    Peter J. Sodini
                                    Chief Executive Officer

Attest:


/s/ Mark C. King
----------------------
Mark C. King
Secretary